Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 10, 2022, Reliance Global Group, Inc. (the “Company”) entered into an agreement (the “APA”) with Medigap Healthcare Insurance Company, LLC (“Medigap”) pursuant to which the Company purchased all of the assets of Medigap for a purchase price in the amount of $22,902,201 consisting to payment to Seller of (i) $18,138,750 in cash and (ii) issuing to Seller 606,037 shares of Buyer’s restricted common stock in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The purchase price is subject to post-closing adjustment to reconcile certain pre-closing credits and liabilities of the parties. The shares issued to Medigap as part of the purchase price are subject to lock up arrangements pursuant to which 50% of those shares may be sold after the one year anniversary of the date of Closing the APA and the balance of the shares after the second year anniversary of the date of closing under the APA.

Also at the closing, the Company also entered into an employment agreement (“Employment Agreement”) with Kyle Perrin, formerly Medigap’s chief operating officer, for him to manage the acquired assets. Pursuant to the Employment Agreement, which has a three year term, Mr. Perrin is paid an annual salary of $200,000 with a one-time bonus of $100,000 within 30 days of the January 10, 2021 closing and is entitled to an annual bonus of 3.5% of EBITDA of the Company. He is also entitled to then offered Company benefits. He is the subject of a two year non-compete provision and standard industry termination for cause and good reason provisions apply.

The accompanying unaudited pro forma condensed combined financial statements (“unaudited pro forma financial information”) has been prepared based on the historical financial statements of the Company and Medigap after giving effect to the purchase agreement to acquire Medigap. The pro forma financial information is intended to provide information about how the acquisition of Medigap has affected the Company’s historical consolidated financial statements. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical consolidated statement of operations of the Company for the period, derived from the Company’s December 31, 2021 consolidated financial statements, with the respective historical statement of operations of Medigap as if the acquisition of Medigap had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet at December 31 ,2021 combines the historical consolidated balance sheet of the Company as derived from the Company’s December 31, 2021 consolidated financial statements, and the historical balance sheet of Medigap as of December 31, 2021 on a pro forma basis as if the acquisition of medigap occurred on the same balance sheet date.

The unaudited pro forma financial information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information and:

●	The historical consolidated financial statements of the Company for the year ended December 31, 2021;

●	the historical financial statements of Medigap for the year ended December 31, 2021 as included in this Current Report on Form 8-K/A.

●	the announcement of the entry into and closing of the Asset Purchase Agreement with Medigap as included in the Current Report on Form 8-K filed with the SEC on January 14, 2022.

The unaudited pro forma financial information has been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition of Medigap occurred on the dates indicated. Further, the unaudited pro forma financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Reliance Global Group, Inc.

Pro Forma Condensed Combined Balance Sheet

December 31, 2021

(Unaudited)

	Historical		Pro Forma
	Reliance Global Group, Inc. and Subsidiaries	Medigap Healthcare Insurance Company LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash	$4,136,180	$333,855	$(619,305)	(a) (d) (e)	$3,850,730
Restricted cash	484,542	-	-		484,542
Accounts receivable	1,024,831	68,535	(68,535)	(d)	1,024,831
Accounts receivable, related parties	7,131	-	-		7,131
Prepaid expense and other current assets	2,328,817	4,725	(2,151,425)	(d) (e)	182,117
Employee retention credit refund receivable	-	318,962	(318,962)	(d)	-
Total current assets	7,981,501	726,077	(3,158,227)		5,549,351
Property and equipment, net	130,359	20,666	-		151,025
Right-of-use asset, net	1,067,734	307,041	12,208	(c)	1,386,983
Investment in NSURE, Inc.	1,350,000	-	-		1,350,000
Intangibles, net	7,078,900	-	4,665,000	(c)	11,743,900
Goodwill	10,050,277	-	19,503,996	(c)	29,554,273
Other non-current assets	16,792	-	-		16,792
Total assets	$27,675,563	$1,053,784	$21,022,977		$49,752,324
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other accrued liabilities	$2,759,160	$157,266	$(2,303,966)	(d)	$612,460
Other payables	81,500	-	-		81,500
Current portion of long-term debt	913,920	-	-		913,920
Current portion of leases payable	276,009	145,311	3,362	(c)	424,682
Chargeback reserve	-	1,287,461	-		1,287,461
Earn-out liability, current portion	3,297,855	-	-		3,297,855
Warrant derivative liability	37,652,808	-	-		37,652,808
Total current liabilities	44,981,252	1,590,038	(2,300,604)		44,270,687

Loan payables, related parties, less current portion	353,766	-	-		353,766
Long term debt, less current portion	7,085,325	-	-		7,085,325
PPP loan payable	-	125,200	(125,200)	(d)	-
Leases payable, less current portion	805,326	193,478	(22,902)	(c)	975,902
Earn-out liability, net of current portion	516,023	-	-		516,023
Total liabilities	53,741,692	1,908,716	(2,448,706)		53,201,702

Stockholders’ equity (deficit):
Preferred stock, $0.086 par value; 750,000,000 shares authorized and 9,076 issued and outstanding as of December 31, 2021	-	-	781	(e)	781
Common stock, $0.086 par value; 2,000,000,000 shares authorized and 14,233,038 issued and outstanding as of December 31, 2021	940,829	-	281,816	(b) (e)	1,222,645
Stock subscription receivable	(20,000,000)	-	20,000,000	(e)	-
Additional paid-in capital	26,451,187	-	2,334,154	(b) (e)	28,785,341
Accumulated deficit	(33,458,145)	(854,932)	854,932	(d)	(33,458,145)
Total stockholders’ equity (deficit)	(26,066,129)	(854,932)	23,471,683		(3,449,378)
Total liabilities and stockholders’ equity (deficit)	$27,675,563	$1,053,784	$21,022,977		$49,752,324

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Reliance Global Group, Inc.

Pro Forma Condensed Combined Consolidated Statement of Operations

December 31, 2021

(Unaudited)

	Historical		Pro Forma
	Reliance Global Group, Inc. and Subsidiaries	Medigap Healthcare Insurance Company LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined
REVENUE
Commission income	$9,710,334	$5,113,503	$-		$14,823,837
Total revenue	9,710,334	5,113,503	-		14,823,837

OPERATING EXPENSES
Commission expense	2,427,294	594,900	-		3,022,194
Salaries and wages	4,672,988	2,253,811	-		6,926,799
General and administrative expenses	3,589,221	515,587	-		4,104,808
Marketing and advertising	325,838	2,010,691	-		2,336,529
Depreciation and amortization	1,607,313	8,573	508,000	(f)	2,123,886
Total operating expenses	12,622,654	5,383,562	508,000		18,514,216

Loss from operations	(2,912,320)	(270,059)	(508,000)		(3,690,379)

Other expense, net	(533,337)	-	-		(533,337)
Recognition and change in derivative liability	(17,652,808)	-	-		(17,652,808)
Interest income (expense), net	-	(487)	-		(487)
Employee retention credit income	-	333,437	(333,437)	(g)	-
PPP loan forgiveness	-	125,200	(125,200)	(h)	-
	(18,186,145)	458,150	(458,637)		(18,186,632)

Net (loss) income	$(21,098,465)	$188,091	$(966,637)		$(21,877,011)

Basic and diluted loss per share	$(2.09)				$(1.64)
Weighted average number of shares outstanding	10,097,052		3,276,929	(b) (e)	13,373,981

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Description of Transaction

On January 10, 2022, Reliance Global Group, Inc. (the “Company”) entered into an agreement (the “APA”) with Medigap Healthcare Insurance Company, LLC (“Medigap”) pursuant to which the Company purchased all of the assets of Medigap for a purchase price in the amount of $22,902,201 consisting to payment to Seller of (i) $18,138,750 in cash and (ii) issuing to Seller 606,037 shares of Buyer’s restricted common stock in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The purchase price is subject to post-closing adjustment to reconcile certain pre-closing credits and liabilities of the parties. The shares issued to Medigap as part of the purchase price are subject to lock up arrangements pursuant to which 50% of those shares may be sold after the one year anniversary of the date of Closing the APA and the balance of the shares after the second year anniversary of the date of closing under the APA.

The purchase consideration for Medigap was financed by the Company through a securities purchase agreement. On December 22, 2021, the Company entered into a securities purchase agreement (“Purchase Agreement”) with several institutional buyers (the “Buyers”) for the purchase and sale of (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 9,779,952 shares of the Company’s common stock, par value $0.086 per share (the “Common Stock”), (ii) an aggregate of 2,670,892 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s newly-designated Series B convertible preferred stock, par value $0.086 per share (the “Series B Preferred”), with a stated value of $1,000 per share, initially convertible into an aggregate of 2,219,084 shares of Common Stock at a conversion price of $4.09 per share in a private placement (the “Private Placement”). The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants is approximately $20,000,000, and the Private Placement was closed on January 5, 2022.

Note 2 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the purchase of Medigap as if it occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the acquisition as if it had occurred on January 1, 2021.

The historical unaudited pro forma condensed combined balance sheet for the year ended December 31, 2021 combines the Company’s historical consolidated balance sheet for the year ended December 31, 2021 with the balance sheet of Medigap for the year ended December 31, 2021.

The historical unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the Company’s historical consolidated statement of operations for the year ended December 31, 2021 with the results of Medigap for the year ended December 31, 2021 as derived from the historical statement of operations of Medigap.

The acquisition was accounted for by the Company as a business combination using the acquisition method of accounting under ASC Topic 805, Business Combinations. Under the acquisition method of accounting, the purchase price was allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, the Company has estimated a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the acquisition, and the final allocation of such purchase price will be determined as further information becomes available. The final purchase price allocation may differ from that reflected in the following unaudited pro forma condensed combined financial statements, and these differences may be material.

The pro forma adjustments reported in these unaudited pro forma condensed combined financial statements are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the acquisition actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information of the Combined Company should be read in conjunction with the audited and unaudited historical financial statements and related notes of the Company and Medigap.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

Note 3 – Accounting Policies

The accounting policies of the Company may vary materially from those of Medigap. During preparation of the unaudited pro forma condensed combined financial information, the Company has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies other than the pro forma reclassifications detailed in Note 5. Following the acquisition date, the Company will conduct a final review of the accounting policies of Medigap to determine if differences in accounting policies require adjustment or reclassification to the results of operations of Medigap, or reclassification of assets or liabilities to conform to the accounting policies and classifications of the Company. As a result of this review, the Company may identify differences that when adjusted or reclassified, could have a material impact on this unaudited pro forma condensed combined financial information.

Note 4 – Estimated Preliminary Purchase Consideration

The table below presents the total estimated preliminary purchase consideration:

Amount
Cash Consideration	$18,138,750
Share Consideration Price at Closing (606,037 common shares)	4,763,451
Total Purchase Price For Allocation	$22,902,201

The shares issued to Medigap as part of the purchase price are subject to lock up arrangements pursuant to which 50% of those shares may be sold after the one year anniversary of the date of Closing the APA and the balance of the shares after the second year anniversary of the date of closing under the APA.

The estimated preliminary purchase consideration may change materially in connection the work being performed by a third-party valuation specialist to determine the fair value of the contingent share consideration and determination of the likelihood that the ambassador agreement can be successfully assigned. The share consideration included in the total estimated preliminary purchase consideration are estimated using the price of a share of the Company’s common stock at closing.

Note 5 – Reclassification Adjustments

Certain reclassifications have been made to Medigap’s historical balance sheet to conform the to the Company’s presentation as follows:

Presentation before reclassification	Presentation after reclassification	December 31, 2021
Shareholder’s deficit	Accumulated deficit	$(854,932)

Certain reclassifications have been made to Medigap’s historical statement of operations to conform to the Company’s presentation as follows:

Presentation before reclassification	Presentation after reclassification	For the Year Ended December 31, 2021
Compensation expense	Salaries and wages	$2,253,811

Note 6 – Transaction Accounting Adjustments

a)	Represents the total cash consideration paid at closing for the acquisition Medigap of $18,138,750.

b)

Represents share consideration paid at closing. The Company issued 606,037 shares of common stock for the acquisition of Medigap with a fair value of $4,763,451 determined using the share price on the acquisition date of $7.86 (606,037 shares of common stock issued with a par value of $.0001). The shares issued to Medigap as part of the purchase price are subject to lock up arrangements pursuant to which 50% of those shares may be sold after the one year anniversary of the date of Closing the APA and the balance of the shares after the second year anniversary of the date of closing under the APA.

c)	Represents the estimate of goodwill in the amount of $19,503,996, acquired intangible assets in the amount of $4,665,000, the increase of the right-of-use asset by $12,208, and the decrease of the lease liability by $19,540, resulting from the acquisition of Medigap determined using the purchase consideration of $22,902,201 (refer to Note 4), net of assets and liabilities assumed of a net liability in the amount of $1,259,463.

d)	The historical accumulated deficit of Medigap of $854,932, and all assets and liabilities not acquired by the Company, were eliminated in the unaudited pro forma condensed combined balance sheet at December 31, 2021.

e)	On December 22, 2021, the Company entered into a securities purchase agreement (“Purchase Agreement”) with several institutional buyers (the “Buyers”) for the purchase and sale of (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 9,779,952 shares of the Company’s common stock, par value $0.086 per share (the “Common Stock”), (ii) an aggregate of 2,670,892 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s newly-designated Series B convertible preferred stock, par value $0.086 per share (the “Series B Preferred”), with a stated value of $1,000 per share, initially convertible into an aggregate of 2,219,084 shares of Common Stock at a conversion price of $4.09 per share in a private placement (the “Private Placement”). The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants is approximately $20,000,000, and the Private Placement was closed on January 5, 2022. Total cash received, net of transaction costs of $2,146,700, was $17,583,300.

f)	Represents the amortization of the intangible assets recorded in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021.

g)	Represents an adjustment for the year ended December 31, 2021 to eliminate the government grant income associated with the employee retention credit that was enacted under the CARES Act. The government grant income of $333,437 will be retained by the Seller.

h)	Represents an adjustment to eliminate the debt forgiveness income associated with loan proceeds under the Paycheck Protection Program, which was established under the congressionally approved Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). During the year ended December 31, 2021, Medigap received notification from the U.S. Small Business Administration that the entire amount of the loan was forgiven.